POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned director or officer of Corn Products International,
Inc., a Delaware corporation the Company,
does hereby severally make, constitute and appoint
MARY ANN HYNES, Vice President, General Counsel
and Corporate Secretary
of the Company his true and lawful
attorney to execute, deliver and file, for and on his behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities
issued by the Company, until such date as the
undersigned ceases to be required to file such reports.
IN WITNESS WHEREOF, the undersign has hereunto
executed this Power of Attorney this 10th day of April, 2006
Jorge Fiamenghi
UNITED STATES OF AMERICA	)
STATE OF ILL	)
COUNTY OF WILL)
On this 10th day of April, 2006, before me, a Notary Public of the State of Illinois, United States of America, personally came, Jorge Fiamenghi to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the sane as his free and voluntary act and deed, for the uses and purposes therein mentioned.
Given under my hand and official seal this of 10th day of April, 2006.
Notary Public
OFFICIAL SEAL
KIMBERLEY COPELAND
NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES:03/15/10